Exhibit 99.1

Investor Contact:
Vitacost.com
Kathleen Reed
Director of Investor Relations
561.982.4180

ICR, Inc.
John Mills
Senior Managing Director
310.954.1105

Vitacost.com, Inc. Announces Preliminary Settlement of Derivative Lawsuit

BOCA RATON, Fla., April 26, 2011– Vitacost.com, Inc. (NASDAQ: VITC), a leading online retailer and direct marketer of health and wellness products, announced today that the Circuit Court of the Fifteenth Judicial District, Palm Beach County, Florida (Hon. Thomas H. Barkdull, III) issued an order preliminarily approving the settlement of the derivative lawsuit as set forth in the Stipulation and Agreement of Settlement dated April 19, 2011.  The Court’s order provided that the notice set forth below, summarizing the matter and the settlement, be issued.

About Vitacost.com, Inc.

Vitacost.com, Inc. (NASDAQ: VITC) is a leading online retailer and direct marketer of health and wellness products, including dietary supplements such as vitamins, minerals, herbs or other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, sports nutrition and health foods. Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com, as well as through its catalogs. Vitacost.com, Inc. strives to offer its customers the broadest product selection of healthy living products, while providing superior customer service and timely and accurate delivery.

CIRCUIT COURT OF THE FIFTEENTH JUDICIAL DISTRICT

PALM BEACH COUNTY, FLORIDA

JOSEPH KLOSS, derivatively on behalf of		CASE NO.: 502010CA018594XXXXMB
VITACOST.COM, INC.,		CIVIL DIVISION: AO

Plaintiff,		SUMMARY NOTICE OF STIPULATION AND AGREEMENT
vs.		OF SETTLEMENT

IRA P. KERKER, RICHARD P. SMITH,
STEWART GITLER, ALLEN S. JOSEPHS,
DAVID N. ILFELD, LAWRENCE A. PABST,
ERAN EZRA and ROBERT G. TRAPP,

Defendants,

and

VITACOST.COM, INC.,

Nominal Defendant.	/

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF VITACOST.COM, INC. (“VITACOST” OR THE “COMPANY”) COMMON STOCK.

IF YOU ARE A CURRENT OWNER OF VITACOST COMMON STOCK AND YOU CONTINUE TO HOLD THOSE SHARES AS OF THE DATE OF THE SETTLEMENT HEARING, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THIS ACTION.  THE ACTION IS NOT A “CLASS ACTION.”  THUS, THERE IS NO “COMMON FUND” UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that the above-captioned stockholder derivative action (“Action”) pending in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida (the “Court”), is being settled on the terms set forth in a Stipulation and Agreement of Settlement dated April 19, 2011 (the “Stipulation”).  This Notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation (and its exhibits), and the “complete” Notice, both of which are on file with the Court, and on Vitacost’s website at http://investor.vitacost.com.  A copy of the complete Notice may have also been mailed to you.  For the full details of the Action, the claims and defenses which have been asserted by the parties and the terms and conditions of the Settlement, including a complete copy of the Stipulation, you are referred to the Court files in the Action.  You or your attorney may examine the Court files during regular business hours of each business day at the Office of the Clerk of the Court, Circuit Court of the Fifteenth Judicial Circuit, 205 N. Dixie Highway, West Palm Beach, Florida 33401.  All capitalized terms herein have the same meanings as set forth in the Stipulation.

Generally, the Plaintiff in the Action and another stockholder who wrote a letter (the “Demand Shareholder”) to the Company’s board of directors (the “Board”) claimed that Defendants breached their fiduciary duties in connection with their management and oversight of the Company.  Generally, the Plaintiff and the Demand Shareholder claimed that Defendants: (1) caused, or allowed the Company to issue a series of materially false and misleading statements in connection with and after the Company’s IPO; and (2) failed to observe certain technical corporate formalities under Delaware law which had the effect of causing potential defects with respect to the: (a) organization of the Company; (b) election of directors to the Company’s Board; and (c) the issuance of stock and stock options.

To resolve the Action, the Current Board has agreed to adopt and implement a series of certain corporate governance “best practices” which directly address the allegations in the Action, including, but not limited to, creation and implementation of a new Insider Trading Policy involving greater controls over the purchase and sale of officers and directors’ personally-held stock, including mandating entrance into a 10b5-1 trading plan, blind trust, or similar arrangement for such persons, and formation of a Governance and Corporate Compliance Committee to ensure Company compliance with all requirements and obligations under Delaware General Corporate Law (“DGCL”).  In addition, the Settling Parties request that the Court recognize and quiet title to all outstanding shares of Vitacost stock on certain recognized dates.  The Settling Parties also request that the Court deem the certificate of incorporation of Vitacost to be the valid and effective certificate of incorporation of the Company until validly amended in accordance with applicable DGCL and the corporation’s certificate of incorporation and bylaws.  The Current Board, Plaintiffs and the Demand Sharholder have agreed that these measures will “substantially benefit” the Company, and in fact, with respect to some of the measures, may have the effect of preserving the current equity interests of Vitacost stockholders.

Even though they are entering into the Settlement, the Settling Defendants expressly state that they continue to deny that they breached any fiduciary duties to the Company, and that no Vitacost Purchaser was harmed or damaged in any way as a result of the conduct alleged in the Action, or by the Demand Shareholder.  If the Court approves the Settlement, the Settling Parties shall be released from all claims relating to, or stemming from the Action.  The releases the Settling Parties will receive upon final Settlement approval are explained in detail in the Stipulation.

On May 27, 2011 at 10:30 a.m., a hearing (the “Settlement Hearing”) will be held before Judge Thomas H. Barkdull, III at Main Judicial Center, 205 N. Dixie Highway, West Palm Beach, Florida 33401, to determine: (1) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (2) whether the manner and form of notice fully satisfied the requirements of Florida Revised Statute Section 607.07401(4) and due process; (3) whether the Court should enter final judgment dismissing the claims asserted in the Action with prejudice; (4) whether all Released Claims against the Released Persons should be fully and finally released; (5) whether the Court should recognize and quiet title to all outstanding shares and options of Vitacost stock on certain recognized dates; (6) whether to recognize and deem valid the Company’s certificate of incorporation; (7) whether the payment of  Counsels’ attorneys’ fees and expenses in the amount of $3.5 million should be approved (“Fee Amount”); (8) whether the Plaintiff and Demand Shareholder should receive a Special Award of $5,000 each, payable out of the Fee Amount; and (9) such other matters as the Court may deem appropriate.

If you are a current Vitacost stockholder (and will continue to own your stock as of the date of the Settlement Hearing) who objects to the Settlement, the Order and Final Judgment to be entered in the Action, the Fee Amount and/or the Special Awards, or who otherwise wishes to be heard, you may appear in person or by attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that, except for good cause shown, no Person shall be heard and no papers, briefs, pleadings or other documents submitted by any Person shall be considered by the Court unless not later than seven (7) days prior to the Settlement Hearing such Person files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) a statement of such Person’s objections to any matters before the Court; (c) the grounds for such objections and the reasons that such Person desires to appear and be heard, as well as all documents or writings such Person desires the Court to consider; (d) the name[s] of any witness(es) the Person plans on calling at the Settlement Hearing and the likely subject(s) of their testimony; and (e) proof of current ownership of Vitacost stock and/or options as well as documentary evidence of when such ownership was acquired.  Such filings shall be served upon the following counsel:

Robert B. Weiser	Jonathan M. Stein
Brett D. Stecker	THE LAW OFFICE OF JONATHAN M.
Jeffrey J. Ciarlanto	STEIN
THE WEISER LAW FIRM, P.C.	120 E. Palmetto Park Road, Suite 420
121 N. Wayne Ave., Suite 100	Boca Raton, FL 33432
Wayne, PA 19087	Telephone: (561) 961-2244
Telephone: (610) 225-2677	Facsimile: (561) 750-5964
Facsimile: (610) 225-2678
Attorneys for Plaintiff

Settlement Counsel and Attorneys for Plaintiff

Douglas J. Clark	Sigrid S. McCawley, Esq.
L. David Nefouse	401 East Las Olas Blvd, Suite 1200
WILSON SONSINI GOODRICH	Fort Lauderdale, Fl 33301
& ROSATI, P.C.	Telephone: (954) 356-0011
650 Page Mill Road	Facsimile: (954) 356-0022
Palo Alto, CA 94304
Telephone: (650) 493-9300	Attorneys for Defendant Ira P. Kerker
Facsimile: (650) 493-6811

Attorneys for Vitacost and the Current Board

Paul R. Bessette
Michael J. Biles
GREENBERG TRAURIG, LLP
300 West 6th Street, Suite 2050
Austin, TX 78701
Telephone: (512) 320-7200
Facsimile: (512) 320-7210

Counsel for Vitacost, Richard P. Smith, Stewart Gitler, Allen S. Josephs, David N. Ilfeld, Lawrence A. Pabst, Eran Ezra and Robert G. Trapp

and then filed with the Clerk of the Court, Circuit Court of the Fifteenth Judicial Circuit, 205 N. Dixie Highway, West Palm Beach, FL 33401.  Any Person (including, but not limited to any Vitacost Purchaser) who does not make an objection in the manner provided herein shall be deemed to have waived his, her or its objection and shall forever be barred from making any such objection in this Action or contesting the terms of this Settlement in any way in any other action or proceeding.

For more information about the Action or the Settlement, please contact Robert Weiser, The Weiser Law Firm, P.C., 121 N. Wayne Ave., Suite 100, Wayne, PA 19087, Telephone: (866) 934-7372.

DO NOT CALL THE COURT OR VITACOST REGARDING THIS NOTICE.